EXHIBIT 5.1

KIM & CHANG

Seyang Building, 223 Naeja-dong, Jongno-gu, Seoul 110-720, Korea

Website: www. kimchang.com E-Mail: lawkim@kimchang.com

TEL: (822) 3703-1114 FAX: (822) 737-9091/3

January 21, 2009

KT Corporation

206, Jungja-dong, Bundang-gu, Sungnam

Gyunggi-do, Korea 463-711

Ladies and Gentlemen:

We have acted as Korean counsel for KT Corporation, a corporation with limited liability established under the laws of the Republic of Korea (the “Company”), in connection with the preparation and filing with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s registration statement on Form F-4 (the “Registration Statement”) relating to the offering of shares of common stock, par value Won 5,000 per share of the Company (the “Shares”), in connection with the merger whereby holders of the common stock of KT Freetel Co., Ltd. (“KT Freetel”) will transfer their shares to the Company and in return receive the Shares (the “Merger”).

For the purposes of this opinion, we have examined the following documents:

(1)	certified copy of the commercial registry extracts for the Company, dated as of January 20, 2009 (the “Commercial Registry Extracts”);

(2)	the minutes of meeting of the board of directors of the Company held on January 20, 2009 (the “BOD Meeting”); and

(3)	the Articles of Incorporation of the Company, last amended on March 16, 2007.

In considering the documents listed above, we have assumed and, in giving this opinion, we assume:

(a)	the genuineness of all signatures, stamps and seals, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies thereof;

(b)	that the statements in the official records, certificates and any other documents issued by any Korean court or governmental or regulatory agency or body are true and correct;

(c)	that all documents submitted to us by the Company are true, complete, accurate and up-to-date;

KIM & CHANG

KT Corporation

January 21,2009

(d)	that the resolutions at the BOD Meeting were duly passed at a properly constituted meeting and that such resolutions have not been amended or rescinded and are currently in full force and effect; and

(e)	that all shares of common stock issued by KT Freetel have been validly issued.

Based upon the foregoing, and subject to (i) the Merger being duly approved (x) by the Korea Communications Commission and (y) at each of the properly convened extraordinary meetings of shareholders of the Company and KT Freetel and (ii) the registration of the Merger in the commercial register being duly made after the approvals at the extraordinary meetings of the shareholders as described in (i) above, and to the further qualifications set forth below, we are of the opinion that, when the Shares have been duly executed and delivered by the Company pursuant to the Merger, as contemplated in the Registration Statement, such Shares will be validly issued, fully paid and non-assessable; provided, that in issuing our opinion regarding the valid issuance and full payment of the Shares currently held by the Company as treasury shares, we have relied solely upon the Commercial Registry Extracts.

This opinion is limited to the matters addressed herein and is not to be read as an opinion with respect to any other matter. This opinion is given with respect to the laws of Korea as currently in effect and we do not pass upon and we express no opinion in respect of those matters governed by or construed in accordance with the laws of any jurisdiction other than Korea.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to us under the heading “Legal Matters” in the Registration Statement, without thereby admitting that we are “experts” under the Securities Act or the rules and regulations of the Commission thereunder for the purpose of any part of the Registration Statement, including the exhibit as which this opinion is filed.

Very truly yours,

/s/ KIM & CHANG

Kim & Chang